Exhibit 99.1

Pall Corporation First Quarter Sales and Earnings Up Strongly

East Hills, NY (December 3, 2003) —- Pall Corporation (NYSE: PLL) today reported sales and earnings results for the first quarter, fiscal 2004, ended October 31, 2003.

Sales for the quarter increased 12 ½% to $374.3 million compared to $332.2 million last year. Earnings on a pro forma basis, excluding restructuring and other charges, increased 33% to $22.3 million or 18 cents per share, compared to $16.8 million or 14 cents per share in last year’s first quarter. Sales in local currency were up 5%. Favorable foreign currency exchange rates boosted local currency sales by $25.3 million and earnings per share by approximately 2 cents.

The first quarter of fiscal 2004 includes non-recurring income (net) of approximately $3.7 million or 1 cent per share (including the pro forma tax effect) as compared with charges of $41.3 million or 33 cents per share in the prior year. These items are detailed in the footnotes accompanying the statements of earnings. Reported earnings for the first quarter were $24.7 million, or 19 cents per share, compared to a loss last year of $23.1 million or 19 cents per share.

Eric Krasnoff, Pall’s Chairman and CEO, said, “Sales and earnings were in line with our expectations. The sales growth in local currency of 5% is a positive acceleration from the pro forma growth rate of 2% for all of last fiscal year. Earnings on a pro forma basis grew 33% compared to last year’s first quarter. Cash flow continues to be strong and operating profits increased in each geography.

Looking at sales in local currency:

Life Sciences led in the quarter with a 9% increase in revenue. Medical sales grew 16% over last year. Medical operating profits in the quarter were up 54% as operating profit margins improved to 9.9%, compared to 7.8% in the first quarter last year. BioPharmaceuticals sales grew 3 ½% in the quarter, as strong sales in biotechnology were partially offset by a weak laboratory market. The BioPharmaceutical operating profit margin improved from 20.5% to 21.9%.

Turning to the Industrial side of the business, overall sales were up 2 ½%.

Aerospace posted its fourth consecutive quarter of double-digit growth, increasing 13 ½%. Military Aerospace surprised on the upside, growing just shy of 20% while Commercial Aerospace sales remained steady. Operating profit margins in Aerospace grew to 26.1% compared to 23% last year.

While General Industrial sales were flat in the quarter, the backlog increased. We expect this segment’s sales to improve as the year progresses and the economic recovery in the U.S. and Europe continues to advance. General Industrial’s operating profits increased 18.5% as operating margins improved to 9.3% from 8.6% last year.

Sales in Microelectronics grew 2 ½% in local currency in the quarter, as the recovery of the cyclical semiconductor industry continues. Sales in Asia, a bellwether for the global health of this industry, were up strongly. Operating profits in Microelectronics were a healthy $4.8 million.

Looking at sales by geography, Asia was the star performer, turning in sales growth of 15%, while Europe and the Western Hemisphere grew 3 ½% and 2%, respectively. Operating profit margins were higher in each geography compared to last year, with Asia and Europe showing marked improvement - up 350 basis points and 90 basis points, respectively.”

Mr. Krasnoff concluded, “The 33 percent improvement in earnings over last year’s first quarter keeps us on plan and on track for the year. It is particularly heartening that there was a general increase in operating profits across almost all market segments and geographies.”

Tomorrow, December 4, 2003, at 8:30 a.m. ET, Pall Corporation will host its quarterly earnings conference call. Individuals can access the webcast on the home page of the Company’s website, www.pall.com. Listening to the webcast requires speakers and Microsoft Windows Media Player audio software. The webcast will be archived for 30 days.

About Pall

Pall Corporation is the leader in the rapidly growing fields of filtration, separations and purification. Pall’s business is organized around two broad markets: Life Sciences and Industrial. The company provides leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceuticals, transfusion medicine, semiconductors, municipal drinking water, aerospace and broad industrial markets. Total revenues are $1.6 billion. The Company headquarters are in East Hills, New York with operations in more than 30 countries. Further information is available at www.pall.com.

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: fluctuations in foreign currency exchange rates; regulatory approval and market acceptance of new technologies; changes in product mix and product pricing and in interest rates and cost of raw materials; the Company’s success in enforcing its patents and protecting its proprietary products and manufacturing techniques; global and regional economic conditions and legislative, regulatory and political developments; and domestic and international competition in the Company’s global markets. Additional information regarding these and other factors is available on the web at www.pall.com and is included in the Company’s reports filed with the U.S. Securities and Exchange Commission. Copies of such reports can be obtained, without charge, at: www.sec.gov.

Management uses certain non-GAAP measurements to assess Pall’s current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing Pall’s financial position and results of operations. Pall has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Financial Tables Follow...

PALL CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands)

	OCT. 31, 2003	AUG. 2, 2003

Assets

Cash and short-term investments	$161,081	$149,753
Accounts receivable, net	388,991	423,467
Inventories, net	291,855	274,442
Other current assets	94,954	90,772

Total current assets	936,881	938,434

Property, plant and equipment, net	601,656	600,153
Other assets	480,692	478,139

Total assets	$2,019,229	$2,016,726

Liabilities and Stockholders’ Equity

Short-term debt	$55,533	$63,791
Accounts payable, income taxes
and other current liabilities	323,131	357,705

Total current liabilities	378,664	421,496

Long-term debt	495,552	489,870
Deferred taxes and other
non-current liabilities	160,168	170,824

Total liabilities	1,034,384	1,082,190

Stockholders’ equity	984,845	934,536

Total liabilities and
stockholders’ equity	$2,019,229	$2,016,726

More...

PALL CORPORATION CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(Amounts in thousands, except per share data)

	FIRST QUARTER ENDED

	OCT. 31,		NOV. 2,
	2003		2002

Net sales	$374,286		$332,210
Cost of sales	194,221		174,261

Gross profit	180,065		157,949

Selling, general and
administrative expenses	131,907		116,860
Research and development	13,708		13,045
Restructuring and other
charges, net	(3,703)	(a)	40,375	(b)
Interest expense, net	5,152		7,266

Earnings (loss) before
income taxes	33,001		(19,597)
Provision for
income taxes	8,333		3,541

Net earnings (loss)	$24,668		$(23,138)

Earnings (loss) per share:
Basic:	$0.20		$(0.19)

Diluted:	$0.19		$(0.19)

Average number of
shares outstanding:
Basic:	125,436		122,825
Diluted:	126,507		122,825

Net earnings (loss)
as reported	$24,668		$(23,138)
Restructuring and other
charges, net, after
pro forma tax effect	(2,401)		39,344
Integration costs
(included in SG&A) after
pro forma tax effect	—		554

Pro forma earnings	$22,267		$16,760

Diluted earnings (loss)
per share as reported	$0.19		$(0.19)
Restructuring and
other charges, net	(0.01)	(a)	0.32	(b)
Integration costs
(included in SG&A)	—		0.01

Pro forma diluted
earnings per share	$0.18		$0.14

(a) Restructuring and other charges, net, reflect an adjustment of $5,289 to decrease a pension liability partially offset by charges of $1,586 primarily related to restructuring of operations in Japan.

(b) Restructuring and other charges include $37,600 (30 cents per share) of acquired in-process research and development and restructuring costs of $2,775 (2 cents per share, after pro forma tax effect).

More...

PALL CORPORATION MARKET SEGMENT AND GEOGRAPHIC INFORMATION (Unaudited)
(Dollar amounts in thousands)

					% CHANGE
SALES			%		IN LOCAL
FIRST QUARTER ENDED	OCT. 31, 2003	NOV. 2, 2002	CHANGE		CURRENCY

MARKET SEGMENT
INFORMATION:

Medical	$70,364	$57,966	21	½	16
BioPharmaceuticals	81,930	74,063	10	½	3	½

Total Life Sciences	152,294	132,029	15	½	9

General Industrial	138,623	126,379	9	½	(1)
Aerospace	43,543	36,953	18		13	½
Microelectronics	39,826	36,849	8		2	½

Total Industrial	221,992	200,181	11		2	½

Total	$374,286	$332,210	12	½	5

GEOGRAPHIC INFORMATION:

SALES
TO UNAFFILIATED CUSTOMERS

Western
Hemisphere	$141,987	$138,067	3		2
Europe	159,723	135,050	18	½	3	½
Asia	72,576	59,093	23		15

Total	$374,286	$332,210	12	½	5

TOTAL SALES

Western
Hemisphere	$182,015	$177,637
Europe	182,803	153,351
Asia	73,575	59,967
Eliminations	(64,107)	(58,745)

Total	$374,286	$332,210

More...

OPERATING PROFIT
FIRST QUARTER ENDED	OCT. 31, 2003%		NOV. 2, 2002%

MARKET SEGMENT
INFORMATION:

Medical	$6,978	9.9	$4,527	7.8
BioPharmaceuticals	17,975	21.9	15,172	20.5

Life Sciences	24,953	16.4	19,699	14.9

General Industrial	12,824	9.3	10,824	8.6
Aerospace	11,372	26.1	8,487	23.0
Microelectronics	4,747	11.9	4,814	13.1

Industrial	28,943	13.0	24,125	12.1

Subtotal	53,896	14.4	43,824	13.2

Restructuring and other
charges, net	3,703		(40,375)
General corporate expenses	(19,446)		(15,780)
Interest expense, net	(5,152)		(7,266)

Earnings (loss)
before income taxes	$33,001		$(19,597)

GEOGRAPHIC INFORMATION:

Western Hemisphere	$20,742	11.4	$19,949	11.2
Europe	22,773	12.5	17,727	11.6
Asia	10,508	14.3	6,459	10.8
Eliminations	(127)		(311)

Subtotal	53,896	14.4	43,824	13.2

Restructuring and other
charges, net	3,703		(40,375)
General corporate expenses	(19,446)		(15,780)
Interest expense, net	(5,152)		(7,266)

Earnings (loss)
before income taxes	$33,001		$(19,597)

Contact:

John Adamovich, Chief Financial Officer
Pall Corporation
Tel: (516) 801-9808

###